UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Aqua America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aqua America, Inc.	www.aquaamerica.com
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

April 24, 2014

Dear Fellow Shareholder:

You recently received proxy materials in connection with the annual meeting of shareholders of Aqua America, Inc. (the “Company”). According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Please Vote Today.

Your Board of Directors recommends that you vote

•	“FOR” each of the director nominees to the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014;

•	“FOR” the approval of the Company’s executive compensation programs;

•	“FOR” the approval of the Amended Aqua America, Inc. 2009 Omnibus Compensation Plan;

•	“AGAINST” the shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company’s respect for and commitment to the human right to water;

•	“AGAINST” the shareholder proposal requesting that the Board of Directors create a policy in which the Board’s Chairman is an independent director who has not previously served as an executive officer of the company.

Due to a change in New York Stock Exchange rules, stockbrokers, banks and other nominees who hold shares for you are no longer allowed to vote your shares on any of the proposals described above other than the ratification of the appointment of the independent auditors unless they have received your specific voting instructions. Regardless of the number of shares you own, it is important that you vote so that your shares are represented at the Annual Meeting.

Your vote is important to us and we need your support.

Electronic voting is available for you. The voting process is quick, easy and free.

•	VOTE VIA THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy form and following the instructions on the website.

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy form. Please follow the instructions on your proxy form to cast your vote.

•	VOTE BY MAIL: You may also cast your vote by mail. Simply sign, date and mail the enclosed proxy form in the postage-prepaid return envelope provided.

Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay. Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

Nicholas DeBenedictis

Chairman and President